EXHIBIT A
                                                                       ---------
                         STOCK APPRECIATION RIGHTS PLAN
                                       OF
                               KEEBLER CORPORATION
                                       FOR
                          CERTAIN MANAGEMENT EMPLOYEES

         1. PURPOSE OF THE PLAN
            -------------------

         The purpose of this Stock Appreciation Rights Plan of Keebler Corporation for Certain Management Employees is to provide certain employees of the Company, or its subsidiaries or affiliates, with an incentive-based opportunity to share in the success of the Company, as reflected in the share price of the Company's sole shareholder and untimate parent entity, INFLO Holdings Corporation, resulting from their individual contributions, and to encourage an interest by such employees in the financial success of the Company.

         2. DEFINITIONS
            -----------

         (a) "Appreciation Unit" means a unit of participation in the Plan, representing the right to receive on the Trigger Date an amount in cash equal to the difference between the Exercise Value and the Initial Value of such unit.

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "Employee" means certain management employees of the Company, or its subsidiaries or affiliates, selected by the Company to receive Appreciation Units.

         (d) "Company" means Keebler Corporation, a Delaware corporation, and its successors and assigns.

         (e) "EBITDA Target" shall mean the dollar amounts set forth in Section 5(b) under the heading "EBITDA Target", PROVIDED THAT, to the extent that (i) the Company or any of its subsidiaries or affiliates disposes or acquires assets or businesses outside of the ordinary course of business, the Plan Committee will decrease or increase, as the case may be, the EBITDA Target to reflect such dispositions or acquisitions, and (ii) the Plan Committee reserves the right to adjust the EBITDA Target for existing or future periods by increasing or decreasing the EBITDA Target to reflect changes in business circumstances.

         (f) "Exercise Value" means an amount equal to the fair market value of one INFLO Share on the Trigger Date, as determined in good faith by the Board of Directors, based on such factors as the Board of Directors deems appropriate, including but not limited to, the consideration, if any, received by shareholders of the Company for INFLO Shares on the Trigger Date. Such determination of Exercise Value shall, in the absence of fraud, be final, conclusive and binding upon the Employees.

         (g) "Final Vesting Date" means the day after the Trigger Date.

         (h) "INFLO" means INFLO Holdings Corporation, a Delaware corporation.

         (i) "INFLO Shares" means shares of the Class A Common Stock, par value $.01 per share, of INFLO.

         (j) "Initial Value" means U.S. $10.00, as adjusted pursuant to Section 5(e) and/or Section 7 hereof.

         (k) "Permanent Disability" means if the Employee is unable to engage in the activities required by the Employee's job by reason of any medically-determined physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months (in each case, as determined in good faith by a majority of the Plan Committee, which determination shall be conclusive).

         (l) "Plan" means this Stock Appreciation Rights Plan of the Company for Certain Management Employees, as it may be amended from time to time.

         (m) "Plan Committee" means a Committee as determined, from time to time, by the Board of Directors and initially comprised of the persons having the following responsibilities:

             a) the President of the Company
             b) the Chief Financial Officer of the Company, and
             c) the Vice President of Human Resources of Keebler Company.

         (n) "Trigger Date" means the date of the Trigger Event, as determined by the Board of Directors.

         (o) "Trigger Event" means the first to occur after the effective date of the Plan of any of the following:

            (i) a sale of all, or substantially all, of the assets of INFLO to a person or entity who is not an affiliate of Artal Luxembourg S.A. ("Artal") or Flowers Industries, Inc. ("Flowers");

            (ii) a sale by Artal, Flowers or any of their affiliates resulting in more than fifty percent (50%) of the voting stock of INFLO being held by a person, entity or group that does not include Artal, Flowers or any of their affiliates;

            (iii) a merger  or  consolidation  of INFLO  into another  person or entity which is not an affiliate of Artal or Flowers;

            (iv) the offer and sale to the public of twenty percent (20%) or more of the INFLO Shares, or of twenty percent (20%) or more of the common equity of the Company.

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

         3.  ADMINISTRATION OF THE PLAN
             --------------------------

         (a) ADMINISTRATION. The Plan Committee shall administer the Plan. Except as provided in Section 9 hereof, the Plan Committee shall have the authority, subject to the terms of the Plan, to interpret the Plan; to adopt, amend and rescind rules and regulations for the administration of the Plan; and to make all other determinations that in the judgment of the Plan Committee are necessary or advisable for the administration of the Plan. All determinations and actions of the Plan Committee relating to the administration and interpretation of the Plan shall be final, conclusive and binding on the Company and the Employees. The Plan Committee shall not, however, have the authority to
(i) increase the maximum number of Appreciation Units which may be granted under the plan, or (ii) amend the definition of "Trigger Event" without the prior approval of the Board of Directors.

         (b) INDEMNIFICATION. The members of the Board of Directors and of the Plan Committee shall not be liable for any action, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Appreciation Unit award or the rights of any person under the Plan. The members of the Board of Directors and of the Plan Committee shall be indemnified by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including attorneys' fees) arising from their acts, omissions and conduct under or in connection with the Plan, any Appreciation Unit award or the rights of any person under the Plan.

         4.  ELIGIBILITY
             -----------

         Only those certain management Employees selected by the Company, and so notified in writing by the Company, shall be eligible to participate in the Plan. The awarding of any Appreciation Units to an Employee shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company.

         5.  GRANT, VESTING AND FORFEITURE OF APPRECIATION UNITS
             ---------------------------------------------------

         (a) MAXIMUM GRANT. Notwithstanding any other provision of the Plan, the maximum aggregate number of Appreciation Units that may be granted at any one time under this Plan is One Hundred Thousand (100,000).

         (b) PRELIMINARY VESTING. Each Employee covered by this Plan shall have the right to preliminarily vest up to two thousand (2,000) Appreciation Units in the following manner:

            1) For Plan Year  1996,  twenty  percent  (20%) of the  Appreciation
               Units (400 Appreciation Units) multiplied by the applicable Performance Percentage.

            2) For Plan Year  1997,  twenty  percent  (20%) of the  Appreciation
               Units (400 Appreciation Units) multiplied by the applicable Performance Percentage.

            3) For Plan Year  1998,  twenty  percent  (20%) of the  Appreciation
               Units (400 Appreciation Units) multiplied by the applicable Performance Percentage.

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

            4) For Plan Year  1999,  twenty  percent  (20%) of the  Appreciation
               Units (400 Appreciation Units) multiplied by the applicable Performance Percentage.

            5) For Plan Year  2000,  twenty  percent  (20%) of the  Appreciation
               Units (400 Appreciation Units) multiplied by the applicable Performance Percentage.

                 The Performance Percentage is intended to incent the attainment of the Company's target earnings (EBITDA Target). Consequently, the Performance Percentage for each respective Plan Year shall equal

                  PERFORMANCE                             PERCENTAGE OF EBITDA
                  PERCENTAGE                                 TARGET ACHIEVED
                  ----------                              --------------------

                      0%                                      Less than 90%
                     50%                                            90%
                     55%                                            91%
                     60%                                            92%
                     65%                                            93%
                     70%                                            94%
                     75%                                            95%
                     80%                                            96%
                     85%                                            97%
                     90%                                            98%
                     95%                                            99%
                    100%                                      100% or greater

                 The respective Plan Year EBITDA Targets are currently as follows:

                  PLAN YEAR                                   EBITDA TARGET
                  ---------                                   -------------
                    1996                                      $103.9 million
                    1997                                      $182.8 million
                    1998                                      $222.8 million
                    1999                                      $237.2 million
                    2000                                      $241.9 million

         (c) FINAL VESTING. Final Vesting shall occur only on the Final Vesting Date. For example, if in Plan Year 1997, the Company's EBITDA is $173.66 million (95% of $182.8 million), the Performance Percentage would be 75% and an Employee would vest 300 Appreciation Units. If, on the Trigger Date, the then-applicable Exercise Value is $40, then the value of each Appreciation Unit would equal $30 (the excess of the Exercise Value [$40] over the Initial Value [$10]) multiplied by three hundred (300) Appreciation Units equaling eight thousand dollars ($8,000), but only in the event that the Employee is employed by the Company, or its subsidiaries or affiliates, on the Trigger Date or covered by Section 8 hereof.

         (d) CATCH-UP. If, in any year the Performance Percentage is less than one hundred percent (100%) and in a subsequent year the EBITDA exceeds the applicable EBITDA Target, and the cumulative EBITDA of all years exceeds the cumulative EBITDA Targets for all prior

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

years, the Board of Directors may, at their sole discretion, elect to preliminarily vest fifty percent (50%) of the Appreciation Units which were not vested because the Performance Percentage for such period was less than one hundred percent (100%).

         (e)  FORFEITURE.  Notwithstanding  any other provision of this Plan, if
(A) an Employee voluntarily terminates his or her employment with the Company, or its subsidiaries or affiliates, prior to the Trigger Date, (B) the Company, or its subsidiaries or affiliates, terminates an Employee for any reason prior to the Trigger Date, or (C) an Employee's employment with the Company, or its subsidiaries or affiliates, is terminated at any time by reason of early retirement, then in each case all Appreciation Units granted to such Employee, including all such Appreciation Units that have preliminarily vested, shall be forfeited and the Employee shall have no rights with respect thereto under the Plan.

         (f) STOCK SPLITS, ETC. The Plan Committee shall adjust the number of Appreciation Units granted and the Initial Value as appropriate to reflect any stock split, stock dividend, recapitalization or other capital adjustment of the Company.

         (g) ADDITIONAL TERMS. Appreciation Units may include any terms and conditions, consistent with the Plan, as the Plan Committee may determine.

         6.  PAYMENT IN RESPECT OF APPRECIATION UNITS
             ----------------------------------------

         (a) PAYMENT. If Final Vesting occurs, each holder of vested Appreciation Units shall receive a cash payment in an amount equal to the product of (i) the excess (if any) of the Exercise Value over the Initial Value and (ii) the number of vested Appreciation Units held on the Trigger Date by such person.

         (b) TIMING. Payment of the amounts described in Section 6(a) hereof will be made by the Company to the holders of Appreciation Units within twelve
(12) months from the date that the Exercise Value is determined and may, at the election of the Company, be payable (in such twelve [12]-month time period) in two (2) equal installments, without interest.

         (c) RECORDS. It shall be the responsibility of the Company to maintain records of each Employee's current mailing address. The Employees shall cooperate with the Company in keeping such records complete and up-to-date. In the event the Company does not have the current mailing address of an Employee at the time payment is otherwise to be made hereunder, and the Company is unable to ascertain such address within a reasonable period of time after such payment was to have been made, all amounts otherwise payable to such Employee shall be placed in an interest-bearing escrow account until such Employee, beneficiary or estate is located or until the first anniversary of the Final Vesting Date, whichever comes first. In the event such Employee shall properly claim any funds placed in such escrow account on or before such first anniversary, such funds shall be paid over to such Employee together with any accrued interest thereon. In the event any funds placed in such escrow account have not been properly claimed on or before such first anniversary, the interests of all Employees in such funds shall be forfeited.

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

         (d) TAXES. Any payment under the Plan may be reduced by any amounts required to be withheld or paid with respect to such payment under all applicable federal, state and local tax and other laws and regulations which may be in effect as of the date of such payment.

         7.  NEW PARTICIPANTS
             ----------------

         Subject to the limitations set forth in Section 5(a), the Company may, from time to time add Employees to the Plan PROVIDED THAT (i) new participants shall be eligible for preliminary vesting pursuant to Section 5(b) only in whole-year increments and for the Plan Year(s) identified to such Employee in writing, and (ii) the Plan Committee shall, in writing, establish an Initial Value applicable for all Appreciation Units for such Employee at the Plan Committee's sole discretion (which shall not, however, be less than ten dollars [$10.00] and is likely to approximate the Plan Committee's assessment of the value of a Share at the year-end preceding the Plan Year for which such Employee is eligible for preliminary vesting).

         8.  DEATH OR DISABILITY
             -------------------

         In the event of the death or Permanent Disability of an Employee covered by the Plan prior to the Trigger Date, (i) the Employee shall retain preliminary vesting for all Appreciation Units preliminarily vested prior to such death or permanent disability, (ii) the Employee shall not be entitled to future preliminary vesting for any Appreciation Units not then vested and (iii) such Employee or Employee's beneficiary shall not be entitled to any payment relating to preliminarily-vested Appreciation Units prior to the final Vesting Date and Section 6(b) hereof.

         9.  AMENDMENT AND TERMINATION
             -------------------------

         The Board of Directors shall have the power to amend the Plan at any time; PROVIDED, HOWEVER, that, other than as provided herein, the Board of Directors may not materially modify the terms and conditions of an Appreciation Unit award without the consent of the Employee to which such award was made, and no amendment, suspension or termination of the Plan will alter, terminate, impair or adversely affect any right or obligation of any Employee under any Appreciation Unit award previously granted under the Plan without the consent of such Employee.

         10.  MISCELLANEOUS
              -------------

         (a) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any instrument executed pursuant to the Plan shall be construed as conferring upon any Employee any right to continue in the employ of the Company, or its subsidiaries or affiliates, or restrict the Company's, or its susidairies' or affiliates', right to terminate the employment of any Employee.

         (b) NO TRANSFER. Employee shall not have the right or power to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such Employee's interest in the Plan or in any Appreciation Unit. Any Appreciation Unit granted to such Employee shall be solely for the benefit of such Employee. An Employee's interest in the Plan or in any Appreciation Unit shall not be subject to seizure for the payment of any debt, judgment, alimony or separate maintenance or be transferable by operation of law in the event of such Employee's bankruptcy or insolvency.

         (c) NO EQUITY, ETC. Nothing in the Plan shall give an Employee or any other person any equity or other interest of any kind in the assets of the Company or create a trust or fiduciary relationship of any kind between the Company and the Employee.

         (d) FREEDOM OF ACTION. Subject to Section 9 hereof, nothing in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Employee shall have any claim against the Company in respect of any such action taken in good faith.

         (e) CHOICE OF LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (f) EFFECTIVE DATE. The Plan shall be effective as of January 26, 1996.

Adopted on [March 4, 1997]

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